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                                                                     EXHIBIT 4.4

No. AW 23                                                10,000 Class A Warrants


                            VOID AFTER JUNE 22, 2003

                    CLASS A WARRANT CERTIFICATE FOR PURCHASE
                                OF COMMON STOCK

                                 RIBOGENE, INC.

         This certifies that FOR VALUE RECEIVED Wolcat Capital Inc. Money Purchase Plan or registered assigns (the "Registered Holder") is the owner of the number of Class A Warrants ("Class A Warrants") specified above. Each Class A Warrant represented hereby initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Warrant Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, no par value ("Common Stock"), of RiboGene, Inc., a California corporation (the "Company"), at any time between June 23, 1997, and the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of the Company, or its successor as warrant agent, accompanied by payment of the lesser of (a) $2.25 and (b) the per share price of the Common Stock sold in the Qualified IPO (as defined in the Warrant Agreement)(the "Purchase Price") in lawful money of the United States of America in cash or by official bank or certified check made payable to the Company.

         This Warrant Certificate and each Class A Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated June 23, 1997, between the Company and Paramount Capital, Inc.

         In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price or the number of shares of Common Stock subject to purchase upon the exercise of each Class A Warrant represented hereby are subject to modification or adjustment.

         Each Class A Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all the Class A Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor for the balance of such Class A Warrants.

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         The term "Expiration Date" shall mean 5:00 P.M. (New York time) on
June 22, 2003, or such earlier date as the Class A Warrants shall be redeemed. If such date shall in the State of New York be a holiday or a day on which banks are authorized to close, then the Expiration Date shall mean 5:00 P.M. (New York time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close. Upon notice to all Registered Holders of the Class A Warrants, the Company shall have the right to extend the Expiration Date.

         The Holder of this Warrant shall have the registration rights as provided in Investor Rights Agreement (the "Rights Agreement") dated as of the date hereof between the Company and such Holder. The Class A Warrants represented hereby shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

         This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Company, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Class A Warrants, each of such new Warrant Certificates to represent such number of Class A Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment with any applicable transfer fee per certificate in addition to any tax or other governmental charge imposed in connection therewith, for registration of transfer of this Class A Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Class A Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

         Prior to the exercise of any Class A Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

         The Class A Warrants represented hereby may be redeemed at the option of the Company, at a redemption price of $.10 per Class A Warrant, provided the Market Price (as defined in the Warrant Agreement) for the Common Stock shall exceed the Target Price (as defined in the Warrant Agreement). Notice of redemption shall be given not later than the sixtieth day before the date fixed for redemption, all as provided in the Warrant Agreement. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to the Class A Warrants represented hereby except to receive the $.10 per Class A Warrant upon surrender of this Warrant Certificate.

         Prior to due presentment for registration of transfer hereof, the Company may deem and treat the Registered Holder as the absolute owner hereof and of each Class A Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company) for all purposes and shall not be affected by any notice to the contrary.





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         The Company has agreed to pay a fee of 5% of the Purchase Price to
Paramount Capital, Inc. upon certain conditions as specified in the Warrant Agreement upon the exercise of the Class A Warrants represented hereby. Any costs incurred by the Placement Agent in connection with the solicitation of Warrant exercises or the redemption of Warrants shall be reimbursed by the Company.

         This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York.





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         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile, by two of its officers thereunto duly authorized.

                                        RIBOGENE, INC.

Dated:  February 25, 1997               By:  [SIG]
                                             -----------------------------------

                                        By:  [SIG]
                                             -----------------------------------


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                    [FORM OF REVERSE OF WARRANT CERTIFICATE]

             TRANSFER FEE:  $  ____________ PER CERTIFICATE ISSUED

                               SUBSCRIPTION FORM

                    To Be Executed by the Registered Holder
                          in Order to Exercise Warrant


         The undersigned Registered Holder hereby irrevocably elects to exercise ____________ Class A Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Class A Warrants, and requests that certificates for such securities shall be issued in the name of

           PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

                    ---------------------------------------

                    ---------------------------------------

                    ---------------------------------------

                    ---------------------------------------
                    [please print or type name and address]

and be delivered to

                    ---------------------------------------

                    ---------------------------------------

                    ---------------------------------------

                    ---------------------------------------
                    [please print or type name and address]


and if such number of Class A Warrants shall not be all the Class A Warrants evidenced by this Warrant Certificate, that a new Class A Warrant Certificate for the balance of such Class A Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

         The undersigned represents that the exercise of the within Class A Warrant was solicited by a member of the National Association of Securities Dealers, Inc. If not solicited by an NASD member, please write "unsolicited" in the space below. Unless otherwise indicated by





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listing the name of another NASD member firm, it will be assumed that the exercise was solicited by Paramount Capital, Inc.



                                  ----------------------------------------------
                                  (Name of NASD Member)

Dated:                            X
      -------------------------     --------------------------------------------

                                    --------------------------------------------

                                    --------------------------------------------
                                    Address


                                    --------------------------------------------
                                             Taxpayer Identification Number

                                    --------------------------------------------
                                                  Signature Guaranteed

                                    --------------------------------------------




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                                   ASSIGNMENT


                    To Be Executed by the Registered Holder
                          in Order to Assign Warrants


FOR VALUE RECEIVED, ______________________________ hereby sells, assigns and transfers unto


           PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

                    ---------------------------------------

                    ---------------------------------------

                    ---------------------------------------

                    ---------------------------------------
                    [please print or type name and address]

_________ of the Class A Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints ___________________________ Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:                                     X
        ------------------------------      ------------------------------------
                                            Signature Guaranteed

                                            ------------------------------------

THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A MEMBER OF THE MEDALLION STAMP PROGRAM.





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